Exhibit 99.1

      AmeriVest Announces Performance and Operating Results for
                          First Quarter 2004

    DENVER--(BUSINESS WIRE)--May 5, 2004--AmeriVest Properties Inc. (AMEX: AMV) reported results today for the first quarter ended March 31, 2004. Funds From Operations (FFO) for the first quarter of 2004 were $1,877,696 or $0.11 per diluted share, compared with $1,785,612, or $0.16 per diluted share, for the same period in 2003. The Company reported a net loss for the quarter of $375,011, or $0.02 per share, compared with net income of $404,964, or $0.04 per share, for the prior year period. See the Summary Financial Information for a reconciliation of FFO and FFO per share from net (loss)/income and
(loss)/earnings per share, the most directly comparable GAAP measures. Revenues for the first quarter of 2004 increased 47% over the prior year period primarily due to the Company's continued growth, consisting of the inclusion of the operations from the Southwest Gas Building for a full quarter in 2004 versus a partial quarter in 2003, the late-2003 acquisitions (Financial Plaza, Scottsdale Norte and Greenhill Park) for a full quarter in 2004, and the March 2004 Camelback Lakes acquisition for a partial month.
    Property operating expenses increased by 74% from 2003 to 2004 because of these transactions as well as increases in property taxes and utility costs, which were previously discussed in the Company's 2003 year-end earnings release. Additionally, the Company added regional operating management personnel in the Phoenix and Dallas markets during the latter half of 2003 and in the Denver market in the first quarter of 2004. Management believes it is important to the Company's strategy to have experienced property management personnel in its local markets; the regional offices are positioned to absorb management of existing properties and future acquisitions within each market.
    "Our first quarter financial results were generally in line with our expectations," commented William Atkins, Chairman and Chief Executive Officer of AmeriVest. "Compared to the fourth quarter of 2003, revenues were up 11%, operating margins were up 2%, general and administrative expenses, as a percentage of revenue, were down almost 4% and FFO per diluted share was up 57%. In addition, our leasing activity increased markedly during the quarter, with more than 50% of the square footage leased during the quarter occurring in March. As our markets continue to improve, we believe we are well positioned to continue to make operating progress during the remainder of the year," continued Atkins.

    First Quarter Highlights

    -- On March 16, the Company acquired the Camelback Lakes office complex. Camelback Lakes is located in Phoenix, Arizona and contains approximately 203,000 square feet on 12.04 acres of land. The purchase price for Camelback Lakes was $31,980,000, which was paid with the proceeds from the Company's revolving lines of credit from Fleet National Bank.

    -- On March 16, the Company sold its Texas Bank Buildings for $4,100,000. The four properties are located in Clifton, Georgetown, Henderson and Mineral Wells, Texas and contain an aggregate of 60,095 square feet. This sale resulted in a gain of approximately $574,000. The operations of these properties, including the gain on sale, have been reclassified on the Company's consolidated statements of operations to discontinued operations for the current and comparable prior year period.

    -- During the first quarter, the Company entered into a contract to acquire an office property in metropolitan Dallas for $16,800,000. The property contains approximately 115,000 square feet and the transaction is expected to close during May. The contract is subject to a number of contingencies and there is no assurance that this acquisition will occur.

    -- In March, the Company completed a 6,325,000 share common stock offering, which raised approximately $39,940,000 after underwriting commissions and offering expenses. RBC Capital Markets acted as the sole book-runner, with Ferris, Baker Watts, Incorporated, BB&T Capital Markets (a division of Scott & Stingfellow, Inc.), J.J.B. Hilliard, W.L. Lyons, Inc. and Stifel, Nicolaus & Company, Incorporated, having served as co-managers of the offering. The proceeds were used to repay the outstanding balance on the unsecured revolving line of credit with Fleet National Bank and a portion of the outstanding balance on the senior secured revolving line of credit, also with Fleet. The Company intends to use available amounts under these facilities to fund future property acquisitions and other working capital needs.

    -- In March, the Board of Directors declared a quarterly dividend of $0.13 per common share, which was paid on April 15, 2004, and represents our 31st consecutive quarterly dividend.

    Supplemental Operating and Financial Information

    The Supplemental Operating and Financial Information for the first quarter of 2004 is available online at the Company's website, www.amvproperties.com by clicking the Investor Relations link and then the Supplemental Information link.

    Conference Call Information

    The Company will hold an investor/analyst conference call on May 6, 2004, beginning at 9:00 am MST (11:00 am EST, 10:00 am CST and 8:00 am PST) to discuss its first quarter financial results. To participate in the conference call, please dial (800) 548-8725 approximately ten minutes before the scheduled start of the call. If you are calling from outside North America, please call (706) 634-5929.
    A digital replay will be available two hours after the completion of the conference call until May 13, 2004 by calling (800) 642-1687 or for participants outside North America, please call (706) 645-9291 and enter conference ID# 6880560. A live webcast of the conference call will be available at www.amvproperties.com. You must have Windows Media Player installed on your computer in order to listen to the webcast, which may be downloaded for free at the website listed above.

    Company Information

    AmeriVest Properties Inc., with its principal office in Denver, Colorado, provides Smart Space for Small Business(SM) in Denver, Phoenix, Dallas, and Indianapolis through the acquisition, repositioning and operation of multi-tenant office buildings in those markets. To receive AmeriVest's latest news and information, visit our website at www.amvproperties.com.

    In addition to historical information, this press release contains forward-looking statements and information under the federal securities laws. These statements are based on expectations, estimates and projections about the industry and markets in which AmeriVest operates, management's beliefs and assumptions made by management. While AmeriVest management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release. In particular, the factors that could cause actual operating results to differ materially include, without limitation, continued qualification as a real estate investment trust, the effects of general and local economic and market conditions, competition, regulatory changes, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants' financial condition, the uncertainties of real estate development and acquisition activity, development and construction costs, insurance risks, the costs and availability of financing, potential liability relating to environmental matters and liquidity of real estate investments and other risks and uncertainties detailed in AmeriVest's 2003 Annual Report on Form 10-KSB and from time to time in the Company's filings with the Securities and Exchange Commission.

                      AMERIVEST PROPERTIES INC.
                    Summary Financial Information
                             (unaudited)
                                                    Three months
                                                   ended March 31,
                                                  2004        2003
                                               ----------- -----------
Selected Income Statement Information:
--------------------------------------
REAL ESTATE OPERATING REVENUE
 Rental revenue                                $9,593,895  $6,548,627

REAL ESTATE OPERATING EXPENSES
 Property operating expenses
    Operating expenses                          2,805,894   1,548,705
    Real estate taxes                           1,237,864     751,838
    Management fees                                17,322      33,877
 General and administrative expenses              932,549     837,080
 Ground rent expense                              161,141           -
 Interest expense                               2,722,067   1,725,435
 Depreciation and amortization expense          2,777,091   1,327,966
                                               ----------- -----------
                                               10,653,928   6,224,901
                                               ----------- -----------

OTHER INCOME/(LOSS)
 Interest income                                   15,363       5,817
 Equity in loss of unconsolidated affiliate       (18,076)    (10,602)
                                               ----------- -----------
                                                   (2,713)     (4,785)
                                               ----------- -----------

(LOSS)/INCOME FROM CONTINUING OPERATIONS       (1,062,746)    318,941

DISCONTINUED OPERATIONS                           687,735      86,023
                                               ----------- -----------

NET (LOSS)/INCOME                               $(375,011)   $404,964
                                               =========== ===========

(LOSS)/EARNINGS PER SHARE
 Basic                                             $(0.02)      $0.04
                                               =========== ===========

 Diluted                                           $(0.02)      $0.04
                                               =========== ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
 Basic                                         17,567,414  11,100,292
                                               =========== ===========

 Diluted                                       17,567,414  11,203,104
                                               =========== ===========

FUNDS FROM OPERATIONS
 Net (loss)/income                              $(375,011)   $404,964
 Depreciation and amortization expense          2,804,661   1,360,713
 Share of depreciation of unconsolidated
  affiliate                                        22,322      19,935
 Gain on sale                                    (574,276)          -
                                               ----------- -----------
FUNDS FROM OPERATIONS                          $1,877,696  $1,785,612
                                               =========== ===========

FUNDS FROM OPERATIONS PER SHARE
 Basic                                              $0.11       $0.16
                                               =========== ===========

 Diluted                                            $0.11       $0.16
                                               =========== ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
 Basic                                         17,567,414  11,100,292
                                               =========== ===========

 Diluted                                       17,721,219  11,203,104
                                               =========== ===========


    Funds From Operations (FFO) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT), to be an appropriate measure of performance for an equity REIT, for the reasons, and subject to the qualifications, specified in the paragraph entitled "Non-GAAP Financial Measures" below. The above summary financial information table reflects the reconciliation of FFO from net income or (loss) and a comparison to earnings or (loss) per share, the most directly comparable GAAP measure, for the periods presented.


                      AMERIVEST PROPERTIES INC.
              Summary Financial Information (continued)
                             (unaudited)
                                             March 31,   December 31,
                                               2004          2003
                                           ------------- -------------
Selected Balance Sheet Information:
-----------------------------------
Assets at cost                             $292,244,142  $253,826,130
Less: accumulated depreciation and
 amortization                               (16,333,209)  (13,325,668)
                                           ------------- -------------
Total assets                               $275,910,933  $240,500,462

Total mortgage loans and notes payable     $154,739,860  $159,530,410

Total stockholders' equity                 $107,597,554   $70,104,407

Common shares issued and outstanding         23,859,639    17,401,309


Selected Property Information:
------------------------------
Number of operating properties owned                 27            30
Total rentable square feet                    2,365,640     2,222,079
Occupancy                                          84.5%         84.2%


Selected Stock Information:
---------------------------
Common share price (as of period end)             $6.75         $7.18

Equity market capitalization               $161,052,563  $124,941,399

Common share annualized dividends                 $0.52         $0.52

Common share annualized dividend yield (as
 of period end)                                     7.7%          7.2%

    Non-GAAP Financial Measures. Funds From Operations (FFO) is a non-GAAP financial measure. FFO is defined as net income or (loss), computed in accordance with generally accepted accounting principles
(GAAP), excluding gains or (losses) from sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income or (loss) (determined in accordance with GAAP) as an indication of our financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. FFO may include funds that may not be available for our management's discretionary use due to requirements to conserve funds for capital expenditures, debt repayments, property acquisitions and other commitments and uncertainties.

    CONTACT: AmeriVest Properties Inc.
             Kim P. Boswood, 303-297-1800, ext. 118
             Fax: 303-296-7353
             kim@amvproperties.com
             www.amvproperties.com